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                                                                   EXHIBIT 10.30

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

     THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT is effective as of February 1, 2002, between VISIBLE GENETICS INC., a corporation duly incorporated under the laws of the Province of Ontario and having its head office in the City of Toronto, in the Province of Ontario hereinafter referred to as "VGI," VISIBLE GENETICS UK, LTD., a corporation organized under the laws of the United Kingdom and having its head office in Apollo Centre, Desborough Road, High Wycombe, United Kingdom HP11 2QW hereinafter referred to as the "Employer," and DR. ARTHUR COLE, an individual residing in 19 Barcombe Heights, Paignton, Devon, England TQ3 1PU, hereinafter referred to as the "Executive".

     WHEREAS the Executive has been employed by VGI or the Employer since May 22, 1996 pursuant to an employment agreement dated May 22, 1996 between VGI and the Executive (the "Initial Employment Agreement");

     AND WHEREAS VGI, the Employer and Executive desire to amend and restate the Employment Agreement effective as of February 1, 2002.

     The parties agree as follows:

     1.  POSITION DUTIES AND REMUNERATION

         1.1 Executive shall serve as President of Employer. At the request of VGI, the Executive shall also serve as the Executive Vice President of VGI.

         1.2 Executive shall be paid a gross annual salary, payable in UK currency of L142,000.

         1.3 In addition to salary, for the performance of services hereunder, the Executive shall be entitled to the following benefits paid by the Employer: health and dental coverage, long term disability insurance and life insurance benefits, and a lease of a motor vehicle or, in the alternative, a cash allowance which shall be used for the lease and maintenance of a motor vehicle and motor vehicle insurance (both collision and public liability), as agreed upon between the Employer and Executive, subject to all the terms and conditions now evidenced by this Agreement.

         1.4 The Executive agrees to perform faithfully the duties inherent in the position and all other lawful instructions and duties as the Employer may from time to time reasonably require commensurate with his position.

         1.5 The Executive agrees to use his best efforts to promote the interests of the Employer, to devote his full time and attention to the business of the Employer and to adhere to the instructions and directives of the Employer.

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         1.6  During the term of his employment, the Executive agrees to refrain from engaging in any activity which will in any manner, directly or indirectly, compete with the trade or business of VGI or the Employer as defined herein.

         1.7 During the term of his employment, the Executive agrees not to possess or acquire, directly or indirectly, any interest in any firm, partnership, association or corporation, the business operations of which will in any manner, directly or indirectly, compete with the business of VGI or the Employer other than as a stockholder holding no greater than one per cent (1%) of a public company whose shares are listed for trading on a recognized stock exchange or traded on the over-the-counter market,

         1.8 In consideration of the salary received from the Employer, the Executive acknowledges and agrees that every idea, invention or concept, whether patentable or not, originated by himself or in collaboration with others during or outside normal office hours and concerning directly or indirectly the business of the Employer or VGI, is and shall remain the sole and exclusive property of the Employer.

         1.9 The Employer agrees in its sole discretion to review the salary and benefits payable to Executive hereunder annually.

         1.10 The Employer agrees to pay, on an annual basis, for the Executive's membership at a fitness club.

     2.  EMPLOYMENT CONDITIONS

         2.1 The Executive agrees to adhere to and abide by the Employer's policies, as amended from time to time, regarding holidays, sick leave, hospital insurance, and other fringe benefits.

     3. NON-COMPETITION/NON-SOLICITATION DURING AND FOLLOWING TERMINATION OF EMPLOYMENT

     NON-COMPETITION

         3.1 The Executive agrees that during the term of his employment and following the termination of his employment for whatever reason he will not, at any time, during the period of one (1) year from the date of such termination (without the prior written consent of the Employer) either individually or in partnership, or in conjunction with any person or persons, firm, association, syndicate, company, corporation or any other entity whatsoever as principal, agent, director, officer, employee, consultant, investor, or in any other manner whatsoever, carry on or be engaged in or be concerned with or interested in, or advise, lend money to, guarantee the debts or obligations of or permit his name or any part thereof to be used or employed by any person or persons, firm, association, syndicate, company or corporation, engaged in or concerned with any interest in any business that competes directly or indirectly with the business of VGI or the Employer:

                   (i)    worldwide; or

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                   (ii)   in North America; or

                   (iii) in the Dominion of Canada including all provinces and territories.

     For the purposes hereof the business of VGI and the Employer shall be defined to mean molecular diagnostic systems, including software instrumentation, and molecular methods, or DNA sequencing technology. This includes, but is not limited to any high speed DNA sequencer or any DNA sequencer that uses an ultra-thin gel cassette, or DNA analysis software that is assay based. This excludes any service-based diagnostic business, or not-for-profit research associated with clinical diagnostics that might use such molecular diagnostic systems, but does include any business that supplies software, instrumentation of supplies that compete with VGI's or the Employer's products in development or being sold at the time of the Executive's termination or voluntary leaving.

     NON-SOLICITATION

         3.2 The Executive agrees that during the term of his employment and following the termination of his employment for whatever reason he will not, at any time, during the period of two (2) years from the date of such termination (without the prior written consent of the Employer) either individually or in partnership, or in conjunction with any person or persons, firm, association, syndicate, company, corporation or any other entity whatsoever as principal, agent, director, officer, employee, consultant, or in any other manner whatsoever solicit directly or indirectly the employees of VGI or the Employer to leave the Employer and work for another employer.

     4.  CONFIDENTIAL INFORMATION

         4.1 The Executive acknowledges that in the course of carrying out, performing and fulfilling his responsibilities to the Employer, he will have access to and be entrusted with detailed, confidential information, and trade secrets concerning the business of VGI and the Employer and their respective clients and the present and contemplated products, techniques and other services evolved or used by VGI or the Employer, their related corporations and their respective clients, and that the disclosure of such confidential information would be highly detrimental to the best interests of VGI and the Employer, their related corporations and their respective clients. Accordingly, the Executive acknowledges and agrees that the right to maintain the confidentiality of such confidential information, and trade secrets, and the fight to preserve their goodwill, constitute proprietary rights which the VGI, the Employer and their related corporations are entitled to protect. Accordingly, the Executive covenants and agrees with VGI and the Employer that, save with the prior written consent of the Employer, he will not, either during the term of his employment by the Employer, or at any time thereafter for a period of twenty (20) years, disclose any of such confidential information, and trade secrets to any person, not in the employ of VGI, the Employer or their respective related corporations, nor shall he use the same for any purpose other than for the purposes of the Employer. The Executive shall not be responsible for the release of confidential information that was released through no fault of his own or confidential information that independently becomes part of the public domain.

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The Executive agrees that all restrictions contained in this clause are reasonable and valid in the circumstances and all defenses to the strict enforcement thereof by VGI and the Employer or their respective related corporations are hereby waived by the Executive.

     5.  RIGHTS OF ENFORCEMENT

         5.1 The Executive hereby agrees that all restrictions, including but not limited to business scope, geographic area and period of time, in this Agreement are reasonable and valid in view of the nature of the business of the Employer.

         5.2 The Executive further agrees that the remedy at law for any breach by him of the confidentiality or non-competition provisions of this Agreement will be inadequate. VGI, the Employer or any of their respective related corporations, on any application to a court of competent jurisdiction, shall be entitled to injunctive relief against the Executive to enforce the terms of Articles 3 and 4 hereof without the necessity of proving actual damage to VGI, the Employer or their respective related corporations.

     6.  TERMINATION OF EMPLOYMENT

         6.1 (a) This Agreement and the employment of the Executive may be terminated by the Employer for any reason upon prior written notice or payment of salary and benefits in lieu of notice for the Required Notice Period to be paid as a lump sum payment subject to all statutory deductions. For the purposes hereof, the "Required Notice Period" shall mean a period of twelve (12) months for the Executive employed by Employer during the first year of employment plus one (1) additional month for each full year of employment with Employer thereafter.

              (b) This Agreement and the employment of the Executive may be terminated by the Executive for any reason upon prior written notice to the Employer of 180 days.

         6.2 The Executive may be dismissed at any time by the Employer without notice or payment in lieu of notice for just and sufficient cause.

         6.3 The parties have negotiated the duration of the notice period set out in Subsections 6.1 (a) and (b) and the period of notice forms part of the consideration given by the Executive for his salary.

         6.4 Unless Article 7 hereof is applicable, upon the termination of this Agreement and on termination of the employment of the Executive, whether upon notice or otherwise, the Executive shall have no claim against the Employer for any further liability to make payments in connection with the termination of the Executive's employment, other than those arising from this Article 6.

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     7.  CHANGE OF CONTROL AND RETENTION BENEFITS

         7.1  DEFINITIONS.

     For the purposes of this Article 7, the following terms shall have the meaning set out below:

              (a) "2001 COMPENSATION" shall mean the Executive's gross base salary paid to him in calendar year 2001, plus the gross amount of any cash bonuses paid to the Executive in calendar year 2001.

              (b) "CAUSE" shall mean the Employer's right to terminate the Executive's employment on the basis of (i) the Executive's willful and continued failure to substantially perform his material duties of employment provided that the Employer shall have first provided the Executive with written notice specifying in reasonable detail the factors constituting such failure and such failure shall not have been cured within thirty (30 ) days after such notice;
(ii) any commission of an act of fraud, misappropriation, or embezzlement with respect to the business or property of the Employer which is intended to result in substantial personal enrichment of the Executive or causes material harm to the Employer, or (iii) the Executive's conviction of, or plea of guilty or NOLO CONTENDERE to, a felony; PROVIDED, HOWEVER, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Employer's (or its successor's) Board of Directors (the "Board") at a meeting of the Board called and held for such purpose, finding that, in the good faith opinion of the Board, the Executive was guilty of the alleged conduct and specifying the particulars thereof in detail; PROVIDED, FURTHER, that the Executive must have received a minimum 30-day notice of such Board meeting and the detailed allegations against the Executive, and that the Executive has been provided the opportunity, together with the Executive's counsel, to be heard before the Board in opposition to the alleged conduct.

              (c) "CHANGE IN CONTROL" shall mean the happening of any one of the following events:

                   (i) Upon the acquisition by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act") (other than an acquisition by VGI, the Employer, or any Subsidiary or any employee benefit plan of VGI, the Employer or any Subsidiary) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either the then outstanding shares of common stock of the Employer or VGI, or the combined voting power of either the Employer's or VGI's then outstanding voting securities, entitled to vote generally in the election of directors;

                   (ii) If individuals who constitute the Board of Directors of the Employer or VGI as of the date hereof (each an "Incumbent Board") cease for any reason to constitute at least a majority of such Board of Directors, provided that any person becoming a member of the Board of Directors of either the Employer or VGI subsequent to the date hereof

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whose election, or nomination for election by the Employer's or VGI's shareholders, was approved by a vote of at least a majority of the directors then comprising the respective Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with the actual or threatened election contest relating to the election of the directors of the Employer or VGI, as such terms are used in Rule 141-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of such Incumbent Board; or

                   (iii) Upon approval of the stockholders of the Employer or VGI of (A) a reorganization, merger or consolidation, in each case, with respect to which persons who were shareholders of the Employer or VGI immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company, (B) a liquidation or dissolution of the Employer or VGI (other than a liquidation or dissolution in connection with a bankruptcy or insolvency or similar event of the Employer or VGI, or a liquidation or dissolution in which shareholders of the Employer or VGI receive less than a total of US $75 million in connection with such liquidation or dissolution), or
(C) the sale of all or substantially all of the assets of the Employer or VGI.

              (d) "CHANGE OF CONTROL BENEFIT" shall have the meaning set forth in Section 7.2 hereof.

              (e)  "RETENTION BENEFIT" shall have the meaning set forth in
Section 7.3 hereof.

              (f) "RETENTION BENEFIT PAYMENT PERIOD" shall have the meaning set forth in Section 7.3 hereof.

              (g) "SUBSIDIARY" shall mean any person or entity of whom VGI or the Employer, directly or indirectly, owns fifty percent (50%) or more of the combined voting power entitled to vote generally in the election of directors.

              (h) "VOLUNTARY TERMINATION" shall mean a voluntary termination of employment with the Employer by the Executive for reasons other than death or disability.

         7.2  CHANGE OF CONTROL BENEFIT.

     If the Executive is employed with the Employer on the date that a Change of Control is deemed to be effective, the Executive shall be entitled to a cash payment equal to the Executive's 2001 Compensation (the "Change of Control Benefit"). The Employer shall pay the Executive the Change of Control Benefit in a lump sum, less applicable withholdings, within five (5) business days immediately following the Change of Control. The payment of the Change of Control Benefit shall be in addition to the payment of all salary and any other amounts otherwise payable to the Executive under this Agreement, option agreement or other agreements with the Employer or VGI or otherwise in connection with his employment by the Employer whether

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pursuant to employee benefit plans or policies of the Employer or any severance or other benefit available to the Executive under applicable law.

         7.3  RETENTION BENEFITS.

     If the Executive is employed by the Employer or VGI or one of VGI's other Subsidiaries following a Change of Control, the Executive shall be entitled to accrue a cash benefit (the "Retention Benefit") provided the Executive remains employed for one (1) or two (2) 90-day periods immediately following the Change of Control (the "Retention Benefit Payment Period"). The accrued Retention Benefit for each 90-day period shall be an amount equal to the Executive's 2001 Compensation, so that if the Executive remains employed for the Retention Benefit Payment Period constituted by two 90-day periods, he would earn a total Retention Benefit equal to two hundred percent (200%) of his 2001 Compensation. The Retention Benefit shall be paid to the Executive in two (2) installments as so earned: The first installment shall be paid ninety (90) days following the date that a Change of Control is deemed to be effective, provided that the Executive is so employed by the Employer, VGI or a Subsidiary on the ninetieth
(90th) day following a Change of Control, and, if applicable, a second and final installment shall be paid at the end of the second 90-day period; provided, that the Executive was so employed as of the final day of such second 90-day period. If the Executive's employment with the Employer and VGI and Subsidiaries is terminated following a Change of Control, but prior to the end of the second 90-day period, for any reason (including death or disability) other than a termination for Cause by the Employer or a Voluntary Termination, the Employer shall pay the Executive the full amount of the Retention Benefit that the Executive would have been entitled to receive from the effective date of the Change of Control through the end of the Retention Benefit Payment Period had he remained employed through the end of the Retention Benefit Payment Period constituted by two 90-day periods. The Employer shall pay such amount to the Executive within five (5) business days following the termination of the Executive's employment. The payment of the Retention Benefit shall be in addition to the payment of all salary and any other amounts otherwise payable to the Executive under this Agreement or any option agreement or other agreements with the Employer or VGI or otherwise in connection with his employment by the Employer, VGI or one of its Subsidiaries whether pursuant to employee benefit plans or policies of the Employer, VGI or one of its Subsidiaries, or any severance or other benefit available to the Executive under applicable law.

         7.4  LIMIT ON CHANGE OF CONTROL AND RETENTION BENEFITS.

     Notwithstanding any other provision of this Article 7 to the contrary, if any Retention Benefit payment or payments, or any portion of the Change of Control Benefit payment, shall be deemed to be a "parachute payment" as defined in section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), the Employer shall not be obligated to pay any portion of a Retention Benefit payment or payments, or any portion of the Change of Control Benefit payment, to the extent that any such payment or payments shall be deemed an "excess" parachute payment to the Executive as defined in section 280G(b)(1) of the Code and not deductible by the Employer in accordance with section 280G(a) of the Code. Any abatement of payment obligations pursuant to this Section 7.3 shall commence with the last Retention Benefit payment that is earned and accrued by the Executive pursuant to Section 7.4 hereof, and, if

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necessary, shall continue with preceding Retention Benefit payment obligations in the order of last accrued, first abated, with the Change of Control Benefit payment being the last payment obligation to be abated, if necessary.

         7.5  SUCCESSOR LIABILITY.

     Any successor to the Employer or VGI (whether directly or indirectly and whether by purchase, lease, merger, consolidation, or otherwise) or to all or substantially all of the Employer's or VGI's business and/or assets shall assume the Employer's or VGI's respective obligations under this Article 7 and agree expressly to perform the Employer's or VGI's respective obligations under this
Article 7 in the same manner and to the same extent as the Employer or VGI would be required to perform such obligations in the absence of a succession. For all purposes under this Article 7, the term "Employer" shall include any successor to the Employer's business and/or assets and the term "VGI" shall include any successor to VGI's business and/or assets.

         7.6  TERMINATION UNDER CERTAIN CIRCUMSTANCES.

              (a) If the Executive's employment terminates for any reason prior to a Change in Control, the Executive shall not be entitled to any payment of a Change of Control Benefit or any Retention Benefits pursuant to this Article 7, but shall be entitled to any payment to which the Executive otherwise would be entitled under any other provision of this Agreement, under any options agreement or other agreements with Employer or VGI to the extent otherwise applicable, under the Employer's then existing employee benefits plans or policies at the time of termination, and under any required severance benefits pursuant to applicable law, if any.

              (b) If, following a Change in Control, the Executive is terminated by the Employer for Cause or the Executive has a Voluntary Termination, the Executive shall not be entitled to any payment of Retention Benefits under this Article 7 for any period following said termination, but shall be entitled to any payment to which the Executive otherwise would be entitled to under any other provisions of this Agreement, under any options agreement or other agreements with the Employer or VGI, to the extent otherwise applicable, under the Employer's then-existing employee benefit plans or policies at the time of termination, and under any required severance benefit pursuant to applicable law, if any.

         7.7  TERMINATION OF ARTICLE 7

     The Board of the Employer and VGI, in their sole discretion, shall have the right to terminate the provisions of this Article 7 effective as of December 31 of any year of the term by delivery of written notice to the Executive by no later than January 15 of the following year; PROVIDED, HOWEVER, that if a Change of Control occurs prior to such December 31, or if the Employer or VGI has entered into a binding agreement prior to such December 31 setting forth the material terms of the transaction that will result in the Change of Control, this clause shall have no force or effect.

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         7.8  RESOLUTION OF DISPUTES UNDER ARTICLE 7.

              (a) Any dispute or controversy arising out of, relating to, or in connection with this Article 7, or the interpretation, validity, construction, performance, breach, or termination of this Article 7, shall be settled by binding arbitration to be held in New York County, New York and shall be conducted in accordance with the Expedited Employment Arbitration Rules of the American Arbitration Association, in effect at the time of the arbitration ("Rules"), supplemented, as necessary, by those principles which would be applied by a court of law or equity. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

              (b) The arbitrator(s) shall apply New York law to the merits of any dispute or claim, without reference to conflicts of law rules. The arbitration proceedings shall be governed by federal arbitration law and by the Rules, without reference to state arbitration law.

              (c) Notwithstanding anything herein to the contrary, the parties may seek specific performance or injunctive relief with respect to the matters set forth in this Article 7 in the United States District Court for the Southern District of New York or a state court located in New York County, New York. Each party (i) submits to the jurisdiction of any such court for the purpose of any such suit, action, or other proceeding, (ii) agrees that all such claims in respect of any such suit, action or proceeding may be heard and determined in any such court, (iii) waives, to the fullest extent permitted by law, any immunity it may have acquired, or hereafter may acquire, from jurisdiction of any such court or from any legal process therein, and (iv) agrees not to commence any such suit, action or proceeding other than in such court, and waives, to the fullest extent permitted by applicable law, any claim that any such suit, action or proceeding is brought in an inconvenient forum. Each party hereby irrevocably designates CT Corporation System, 111 Eighth Avenue, New York, New York 10011 as agent upon whom process against it may be served for purposes of this Article 7.

              (d) EXECUTIVE HAS READ AND UNDERSTANDS THIS ARTICLE 7, WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT SUBMITTING ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS ARTICLE 7, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION, CONSTITUTES A WAIVER OF EXECUTIVE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO AND ARISING FROM THIS ARTICLE 7.

         7.9  NO DUTY TO MITIGATE

     The Executive shall not be required to mitigate the amount of any payment contemplated by this Article 7, nor shall any such payment be reduced by any earnings that the Executive may receive from any other source.

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         7.10 VGI PRIMARILY OBLIGATED

VGI shall cause the Employer to perform, all of the Employer's obligations under this Article 7. If the Employer or VGI shall fail to perform, or shall otherwise be in default of any obligations under this Article 7, the Executive shall have the right to proceed against the Employer and/or VGI, or both of them, as the primary obligor under this Article 7 in accordance with the provisions hereof.

         7.11 MISCELLANEOUS

              (a) The validity, interpretation, construction and performance of this Article 7 shall be governed by the internal substantive laws, but not the conflicts of law rules, of the State of New York.

              (b) All payments made pursuant to this Article 7 shall be subject to withholding of applicable income and employment taxes.

     8.  GRANT OF OPTIONS TO PURCHASE COMMON SHARES

              (a) On May 22, 1996, the Executive received an irrevocable option to immediately purchase ONE HUNDRED NINE THOUSAND SIX HUNDRED TWENTY, (109,620) common shares of VGI ("Common Shares") at the price of THREE DOLLARS, FIFTY CENTS (US$3.50) per Common Share. The Executive has the right to exercise the option with respect to all or any part of the Common Shares at any time or times prior to the close of business on May 22, 2006. The grant of option and the shares issued upon the exercise (if any) of the share option shall be forfeited at the rate of 25,000 Common Shares per six (6) month period if the Executive does not remain in the employ of VGI or the Employer for whatever reason for three (3) years from May 22, 1996. For example, if the Executive stayed with the Employer for only one (1) year, options to purchase 100,000 Common Shares or the exercise and purchase of such shares or any part thereof were to be forfeited, being 25,000 Common Shares per six (6) months for year two and 25,000 Common Shares per six (6) months for year three. If the forfeiture provisions became operative, VGI would pay to the Executive for these options or any shares, subject to the forfeiture, the amount paid for such options or shares exercised, whichever the case may be. VGI retains the right to shorten the forfeiture provisions in its sole discretion.

              (b) All options granted shall immediately vest upon the completion of the takeover or sale of VGI or the Employer whether by share exchange, share purchase or purchase of all or substantially all of the VGI's or the Employer's assets.

              (c) Additional options may be granted to Executive by VGI from time to time on a performance basis, at the sole discretion of VGI.

     9.  WAIVER

         9.1 The failure of any party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights and a waiver shall only be

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construed as such if made in writing signed by a duly authorized representative of the waiving party.

     10. SEVERABILITY

         10.1 (a) If any provision of this Agreement or application of any such provision to any person or circumstances shall be invalid under the law of any jurisdiction the remainder of this Agreement or the application of such provision to persons or circumstances other than those as to which it is invalid shall not be effected thereby.

              (b) In the event a court of competent jurisdiction rules any provision of this Agreement to be invalid, then such ruling shall have no effect on the remaining provisions of this Agreement and they shall continue in full force and effect.

     11. ENTIRE AGREEMENT

         11.1 This Agreement, together with Schedules "A" and "B", contains the entire contract of Employment between the parties hereto and supercedes all previous negotiations, understandings and agreements whether verbal or written with respect to any matters herein referred to.

     12. GOVERNING LAW AND SURVIVAL

         12.1 Except as otherwise provided in Article 7, this Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

         12.2 The provisions of Sections 3, 4, 5, 6 and 7 hereof shall survive the termination of this Agreement for the periods of time specified or contemplated therein.

     13. MISCELLANEOUS

         13.1 The Executive covenants and acknowledges with the Employer that by entering into this Agreement he will not be in breach of any agreement with any third party.

         13.2 VGI, the Employer and Executive have entered into an Indemnification Agreement attached hereto as Schedule "B". The provisions of the Indemnification Agreement shall apply to the Executive in his capacity as an officer, director, employee, agent or fiduciary of VGI, the Employer, or any other corporation, partnership limited liability company, joint venture, trust, employee benefit plan or other enterprise for which the Executive is or was serving at the request of VGI or the Employer, and the Indemnification Agreement (including the definition of "Corporate Status" therein) hereby is amended accordingly.

         13.3 Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered by either FedEx or other reputable overnight courier service or by registered or certified U.S. mail, return receipt requested. In the case of the Executive, mailed notices shall be addressed to him at

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the home address which he most recently communicated to the Employer in writing.
In the case of the Employer, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its President, with a copy to Visible Genetics Inc., 700 Bay Street, Toronto, Ontario, M5G 1ZG Canada, attention: General Counsel. All notices to VGI shall be delivered to the foregoing address. Notices shall be deemed delivered and received upon receipt or refusal of receipt.

     THIS Agreement is binding upon and is for the benefit of the parties and their respective successors.

     IN WITNESS WHEREOF this Agreement is executed as of the day, month and year first above written.

SIGNED, SEALED AND DELIVERED     )          VISIBLE GENETICS INC.
in the presence of:              )
                                 )
                                 )          By:
                                 )             ----------------------------
                                 )             Name:
                                 )             Title:
                                 )
                                 )
                                 )          By:
                                 )             ----------------------------
                                 )             Name:
                                 )             Title:
                                 )
                                 )
                                 )          VISIBLE GENETICS UK, LTD
                                 )
                                 )
                                 )          By:
                                 )             ----------------------------
                                 )             Name:
                                 )             Title:
                                 )
                                 )
                                 )          By:
                                 )             ----------------------------
                                 )             Name:
                                 )             Title:
                                 )
                                 )
                                 )
                                 )              ---------------------------
                                 )          DR. ARTHUR COLE
----------------------------
Witness

                                                                   EXHIBIT 10.30

                                  SCHEDULE "A"

                            INTENTIONALLY LEFT BLANK

                                  SCHEDULE "B"

                            INDEMNIFICATION AGREEMENT

                                      WITH

                              DR. ARTHUR W. G. COLE

     THIS AGREEMENT, made and entered into as of _________________, ____ ("Agreement"), by and between VISIBLE GENETICS INC., a corporation formed under the laws of the Province of Ontario (the "Company"), and DR. ARTHUR W. G. COLE ("Indemnitee").

                                    RECITALS

     A. The Company is aware that competent and experienced persons are increasingly reluctant to serve as directors or officers of corporations unless they are protected by comprehensive liability insurance and/or indemnification, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors and officers;

     B. Based upon their experience as business managers, the Board of Directors of the Company (the "Board") has concluded that, to retain and attract talented and experienced individuals to serve as officers and directors of the Company, and to encourage such individuals to take the business risks necessary for the success of the Company, it is necessary for the Company to contractually indemnify officers and directors, and to assume for itself maximum liability for expenses and damages in connection with claims against such officers and directors in connection with their service to the Company;

     C. Section 136 of the Business Corporations Act of the Province of Ontario, under which the Company is organized ("Section 136"), empowers the Company to indemnify by agreement its officers, directors, employees and agents, and persons who serve, at the request of the Company, as directors, officers, employees or agents of other corporations or enterprises; in addition, Section 136 expressly provides that the indemnification provided by Section 136 is not exclusive; and

     D. The Company desires and has requested the Indemnitee to serve or continue to serve as a director or officer of the Company free from undue concern of claims for damages arising out of or related to such services to the Company.

     NOW, THEREFORE, in consideration of the promises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

         SECTION 1. SERVICES BY INDEMNITEE. Indemnitee agrees to continue to serve as a director or officer of the Company, subject to any agreement which may exist between the Company or any of its subsidiaries and Indemnitee. Indemnitee may at any time and for any reason resign from such position (subject to any other agreement or contractual obligation or any obligation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to continue Indemnitee in any such position.

         SECTION 2. INDEMNIFICATION --GENERAL. The Company shall indemnify Indemnitee against Expenses (as hereinafter defined), judgments, penalties, fines and amounts paid in settlement as provided in this Agreement and to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may thereafter from time to time permit. The rights of Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the rights set forth in the other Sections of this Agreement.

         SECTION 3. PROCEEDINGS OTHER THAN PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY. Indemnitee shall be entitled to the rights of indemnification provided in this Section 3 if, by reason of his Corporate Status (as hereinafter defined), he is, or is threatened to be made, a party to any threatened, pending, or completed Proceeding (as hereinafter defined), other than a Proceeding by or in the right of the Company. Pursuant to this Section 3, Indemnitee shall be indemnified against Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests 'of the Company, and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

         SECTION 4. PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY. Indemnitee shall be entitled to the rights of indemnification provided in this Section 4 if, by reason of his Corporate Status, he is, or is threatened to be made, a party to any threatened, pending or completed Proceeding brought by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section, Indemnitee shall be indemnified against Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. Notwithstanding the foregoing, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company if applicable law prohibits such indemnification; provided, however, that if applicable law so permits, indemnification against Expenses shall nevertheless be made by the Company in such event if and only to the extent that the Ontario Court (General Division), or the Court in which such Proceeding shall have been brought or is pending, shall determine.

         SECTION 5. INDEMNIFICATION FOR EXPENSES OF A WITNESS. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding, he shall be indemnified against all expenses actually and reasonably incurred by him or on his behalf in connection therewith.

         SECTION 6. ADVANCEMENT OF EXPENSES. The Company shall advance all reasonable Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding within twenty days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the

Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses.

         SECTION 7.  PROCEDURE FOR DETERMINATION OF ENTITLEMENT TO
INDEMNIFICATION.

                (a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.

                (b) Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 7(a) hereof, a determination, if required by applicable law, with respect to Indemnitee's entitlement thereto shall be made in the specific case: (i) if a Change in Control (as hereinafter defined) shall have occurred, by Independent Counsel (as hereinafter defined) (unless Indemnitee shall request that such determination be made by the Board of Directors or the stockholders, in which case such determination shall be made by the person or persons or in the manner provided for in clause (ii) or (iii) of this Section 7(b)) in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee; (ii) if a Change of Control shall not have occurred, (A) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (B) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee, or (C) by the, stockholders of the Company; or (iii) as provided in Section 8(b) of this Agreement; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys' fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee's entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

                (c) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 7(b) hereof, Independent Counsel shall be selected as provided in this Section 7(c). If a Change of Control shall not have occurred, Independent Counsel shall be selected by the Board of Directors, and the Company shall give written notice to Indemnitee advising him of the identity of Independent Counsel so selected. If a Change of Control shall have occurred, Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within 7 days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection. Such objection may be asserted only on the ground that Independent Counsel so selected does not meet the requirements of "Independent Counsel," as defined in Section 16 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is made, Independent Counsel so selected may not serve as Independent Counsel unless and until a Court of competent jurisdiction has determined that such objection is without merit. If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to
Section 7(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Ontario Court (General Division) or other court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other's selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom an objection is so resolved or the person so appointed shall act as Independent Counsel under
Section 7(b) hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 7(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 7(c), regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 9(a)(iii) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

         SECTION 8.  PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS.

                (a) If a Change of Control shall have occurred, in making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 7(a) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

                (b) If the person, persons or entity empowered or selected under Section 8 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within 60 days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto) and provided, further, that the foregoing provisions of this Section 8(b) shall not apply (i) if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 7(b) of this Agreement and if (A) within 15 days after receipt by the Company of the request for such determination the Board of Directors has resolved to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within 75 days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within 15 days after such receipt for the purpose of making such determination, such meeting is held within 60 days after having been so called and such determination is made thereat, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 7(b) of this Agreement.

                (c) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

         SECTION 9.  REMEDIES OF INDEMNITEE.

                (a)  In the event that (i) a determination is made pursuant to
Section 7 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 6 of this Agreement, (iii) the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 7(b) of this Agreement and such determination shall not have been made and delivered in a written opinion within 90 days after receipt by the Company of the request for indemnification, or (iv) payment of indemnification is not made pursuant to
Section 5 of this Agreement within ten (10) days after receipt by the Company of a written request therefor, or (v) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Sections 7 or 8 of this Agreement, Indemnitee shall be entitled to an adjudication in an appropriate court of the Province of Ontario, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the provisions of the Arbitrations Act (Ontario). Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 9(a). The Company shall not oppose Indemnitee's right to seek adjudication or award in arbitration.

                (b) In the event that a determination shall have been made pursuant to Section 7 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 9 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, in any judicial proceeding or arbitration commenced pursuant to this Section 9 the Company shall have the burden of proving that Indemnitee in not entitled to indemnification or advancement of Expenses, as the case may be.

                (c) If a determination shall have been made or deemed to have been made pursuant to Section 7 or 8 of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 9, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

                (d) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 9 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

                (e) In the event that Indemnitee, pursuant to this Section 9, seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all expenses (of the types described in the definition of Expenses in Section 16 of this Agreement) actually and reasonably incurred by him in such judicial adjudication or arbitration, but only if he prevails therein. If it shall be determined in such judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

         SECTION 10. NON-EXCLUSIVITY: SURVIVAL OF RIGHTS; INSURANCE;
SUBROGATION.

                (a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Amended and Restated Articles of Incorporation, the Amended and Restated By-Laws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or termination of this Agreement or any provision hereof shall be effective as to any Indemnitee with respect to any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or termination.

                (b) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, agents or fiduciaries of the Company or of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the

Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies.

                (c) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

                (d) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

         SECTION 11. DURATION OF AGREEMENT. This Agreement shall continue until and terminate upon the later of: (a) 10 years after the date that Indemnitee shall have ceased to serve as director or officer, or (b) the final termination of all pending Proceedings in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 9 of this Agreement relating thereto. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and his heirs, executors and administrators.

         SECTION 12. SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid-id, illegal or unenforceable.

         SECTION 13. EXCEPTION TO RIGHT OF INDEMNIFICATION OR ADVANCEMENT OF EXPENSES. Notwithstanding any other provision of this Agreement, Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding, or any claim therein, brought or made by him against the Company.

         SECTION 14. IDENTICAL COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

         SECTION 15. HEADINGS. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

         SECTION 16. DEFINITIONS. For purposes of this Agreement:

                (a) "Change in Control" means a change in control of the Company occurring after the Effective Date of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the United State Securities Exchange Act of 1934 (the "Act"), whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if after the Effective Date (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person attaining such percentage interest; (ii) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) during any period of two consecutive years, individuals who at the beginning of much period constituted the Board of Directors including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

                (b) "Corporate Status" describes the status of a person who is or was a director, officer, employee, agent or, fiduciary of the Company, or of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company.

                (c) "Disinterested Director" means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

                (d)  "Effective Date" means May 21, 1996.

                (e) "Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

                (f) "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any Person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement.

                (g) "Proceeding" includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative, except one initiated by Indemnitee pursuant to Section 9 of this Agreement to enforce his rights under this Agreement.

         SECTION 17. MODIFICATION AND WAIVER. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

         SECTION 18. NOTICE BY INDEMNITEE. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder.

         SECTION 19. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

                (a)  If to Indemnitee, to:

                     his address indicated on the signature page hereof

                (b)  If to the Company to:

                     Visible Genetics, Inc.
                     700 Bay Street
                     Suite 1000
                     Toronto, Ontario
                     Canada MSG 1Z6

or such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

         SECTION 20. GOVERNING LAW. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Province of Ontario.

         SECTION 21. MISCELLANEOUS. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


                                       VISIBLE GENETICS INC.


                                       By:
                                          ---------------------------------
                                          SAMUEL SCHWARTZ
                                          SECRETARY AND DIRECTOR


                                       INDEMNITEE

                                       DR. ARTHUR W.G. COLE


                                       By:
                                          ---------------------------------
                                          Dr. Arthur W.G. Cole
                                          Executive Vice President and
                                               Chief Business Officer

                                       Address:  c/o Visible Genetics Inc.
                                                 700 Bay Street, Suite 1000
                                                 Box 333
                                                 Toronto, Ontario
                                                 M5G 1Z6